50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200    FAX: 212-590-6580

EXHIBIT 99.1

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

FD
Leigh Parrish, Jessica Greenberger
212-850-5651; 212-850-5759

dELiA*s, INC. ANNOUNCES

FOURTH QUARTER AND FISCAL 2010 RESULTS

New York, NY – March 17, 2011 – dELiA*s, Inc. (NASDAQ: DLIA), a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women, today announced the results for its fourth quarter and fiscal year ended January 29, 2011.

Walter Killough, Chief Executive Officer, commented, “We have taken important steps to turn around our business and believe we are entering 2011 in a stronger position than at this time a year ago. We continued to see the impact of our strategic changes during the fourth quarter as both our retail and direct businesses showed improvement. In the retail segment, while reduced traffic in the month of December drove a negative comparable store sales result, we were able to deliver increased conversion compared to last year in all three months of the quarter. In addition, we ended the year with a strong balance sheet, with cash and inventories in line with our expectations.”

Mr Killough continued, “Our business has continued to improve, and through February we have been able to achieve positive comparable store sales performance in five of the last six months. We are pleased to see that our strategic changes are also leading to higher margins in all channels, on a lower expense base. These trends have continued through the first two weeks of March. We remain focused on driving increased productivity in all of our business channels in order to improve profitability.”

Fiscal Fourth Quarter Results

Total revenue for the fourth quarter of fiscal 2010 increased 0.9% to $66.9 million from $66.3 million in the fourth quarter of fiscal 2009. Revenue from the retail segment increased 1.7% to $34.9 million, or 52.2% of total revenue. Revenue from the direct segment remained flat at $32.0 million, or 47.8% of total revenue.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200    FAX: 212-590-6580

Total gross margin was 36.8% in the fourth quarter of fiscal 2010, compared to 37.2% in the prior year quarter, reflecting increased occupancy and freight costs, partially offset by improved merchandise margin.

Selling, general and administrative (SG&A) expenses were $26.2 million, or 39.1% of sales, for the fourth quarter of fiscal 2010 compared to $27.2 million, or 41.1% of sales, in the fourth quarter of fiscal 2009. The decrease in SG&A as a percent of sales reflects the leveraging of reduced selling and overhead costs, partially offset by an increase in depreciation expense.

Net income for the fourth quarter of fiscal 2010 was $0.7 million, or $0.02 per diluted share, compared to a net loss for the fourth quarter of fiscal 2009 of $0.8 million, or $0.03 per diluted share. The net loss for the fourth quarter of fiscal 2009 included an initial gift card breakage benefit of $1.3 million, or $0.04 per diluted share, and a store impairment charge of $0.3 million, or $0.01 per diluted share.

The benefit for income taxes for the fourth quarter of fiscal 2010 was $2.1 million compared to a benefit for income taxes of $1.1 million for the prior year period.

Results by Segment

Retail Segment Results

Total revenue for the retail segment for the fourth quarter of fiscal 2010 increased 1.7% to $34.9 million from $34.3 million in the fourth quarter of fiscal 2009. Retail comparable store sales decreased 2.3% for the fourth quarter of fiscal 2010 compared to a decrease of 10.4% for the fourth quarter of fiscal 2009. Gross margin for the retail segment, which includes distribution, occupancy and merchandising costs, was 27.0% compared to 27.3% in the prior year period. The decline in gross margin reflects the deleveraging of occupancy and freight costs, partially offset by improved merchandise margin.

SG&A expenses for the retail segment were $12.8 million, or 36.7% of sales, in the fourth quarter of fiscal 2010 compared to $12.6 million, or 36.8% of sales, in the prior year period, reflecting leveraging of selling expenses, partially offset by increased overhead and depreciation expenses.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200    FAX: 212-590-6580

The operating loss for the fourth quarter of fiscal 2010 for the retail segment was $3.3 million as compared to $3.0 million in the prior year period. The fiscal 2009 fourth quarter operating loss included an initial gift card breakage benefit of $0.7 million and impairment charge of $0.5 million.

The Company closed one store location during the fourth quarter of fiscal 2010, ending the period with 114 stores.

Direct Segment Results

Total revenue for the direct segment for the fourth quarter of fiscal 2010 remained flat at $32.0 million as compared to the prior year period. Gross margin for the direct segment was 47.6% compared to 47.9% in the fourth quarter of the prior year due to a decrease in merchandise margin.

SG&A expenses for the direct segment were $13.3 million, or 41.7% of sales, compared to $14.6 million, or 45.7% of sales, in the prior year period. The decrease in SG&A expenses as a percentage of sales reflects the leveraging of reduced selling, overhead and depreciation expenses.

The operating income for the fourth quarter of fiscal 2010 for the direct segment was $2.0 million as compared to $1.3 million in the prior year period. The fiscal 2009 fourth quarter operating income included an initial gift card breakage benefit of $0.6 million.

Fiscal Year Results

For the fiscal year ended January 29, 2011, total revenue decreased 1.4% to $220.7 million from total revenue of $223.9 million for the prior year.

Total gross margin was 33.3% compared to 35.0% for the prior year. SG&A expenses were $95.7 million, or 43.4% of sales, for fiscal 2010, compared to $94.9 million, or 42.4% of sales, for the prior year period.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200    FAX: 212-590-6580

Net loss in fiscal 2010 was $21.6 million, or $0.70 per diluted share, compared to a net loss of $10.4 million, or $0.34 per diluted share, for fiscal 2009. The net loss in fiscal 2010 included an after-tax severance charge of $1.1 million, or $0.04 per diluted share, and a goodwill impairment charge of $7.6 million, or $0.24 per diluted share. The net loss in fiscal 2009 included the aforementioned gift card breakage benefit of $1.3 million, or $.04 per diluted share, and store impairment charge of $0.3 million, or $0.01 per diluted share.

Conference Call and Webcast Information

A conference call to discuss fourth quarter and fiscal year 2010 results is scheduled for Thursday, March 17, 2011 at 10:00 a.m. eastern time. The conference call will be webcast live at www.deliasinc.com. A replay of the call will be available until April 17, 2011 and can be accessed by dialing (888) 286-8010 and providing the pass code number 36604599.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About dELiA*s, Inc.

dELiA*s, Inc. is a direct marketing and retail company comprised of two lifestyle brands primarily targeting teenage girls and young women. Its brands – dELiA*s and Alloy – generate revenue by selling apparel, accessories, footwear and room furnishings to consumers through direct mail catalogs, websites, and dELiA*s mall-based specialty retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200    FAX: 212-590-6580

dELiA*s, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

(unaudited)

	January 29, 2011	January 30, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,074	$41,646
Inventories, net	32,025	33,702
Prepaid catalog costs	1,845	2,354
Restricted cash	8,268	—
Deferred income taxes	—	1,138
Other current assets	12,511	12,954

TOTAL CURRENT ASSETS	82,723	91,794

PROPERTY AND EQUIPMENT, NET	49,988	55,342

GOODWILL	4,462	12,073

INTANGIBLE ASSETS, NET	2,419	2,419

RESTRICTED CASH	—	7,540

OTHER ASSETS	111	223

TOTAL ASSETS	$139,703	$169,391

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$21,301	$24,562
Accrued expenses and other current liabilities	21,788	26,173
Income taxes payable	742	733

TOTAL CURRENT LIABILITIES	43,831	51,468

DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES	10,863	12,110

TOTAL LIABILITIES	54,694	63,578

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock, $.001 par value; 25,000,000 shares authorized, none issued	—	—
Common Stock, $.001 par value; 100,000,000 shares authorized; 31,432,533 and 31,309,216 shares issued and outstanding, respectively	31	31
Additional paid-in capital	99,475	98,636
Retained earnings	(14,497)	7,146

TOTAL STOCKHOLDERS’ EQUITY	85,009	105,813

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$139,703	$169,391

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200    FAX: 212-590-6580

dELiA*s, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Thirteen Weeks Ended
	January 29, 2011		January 30, 2010
NET REVENUES	$66,913	100.0%	$66,301	100.0%
Cost of goods sold	42,267	63.2%	41,637	62.8%

GROSS PROFIT	24,646	36.8%	24,664	37.2%

Selling, general and administrative expenses	26,159	39.1%	27,241	41.1%
Impairment of long-lived assets	—	0.0%	454	0.7%
Other operating income	(174)	-0.3%	(1,265)	-1.9%

OPERATING LOSS	(1,339)	-2.0%	(1,766)	-2.7%
Interest expense, net	(93)	-0.1%	(94)	-0.1%

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(1,432)	-2.1%	(1,860)	-2.8%
Benefit for income taxes	(2,124)	-3.2%	(1,064)	-1.6%

INCOME (LOSS) FROM CONTINUING OPERATIONS	692	1.0%	(796)	-1.2%

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	0.0%	5	0.0%

NET INCOME (LOSS)	$692	1.0%	$(791)	-1.2%

BASIC INCOME (LOSS) PER SHARE:
INCOME (LOSS) FROM CONTINUING OPERATIONS	$0.02		$(0.03)

INCOME FROM DISCONTINUED OPERATIONS	$—		$0.00

NET INCOME (LOSS)	$0.02		$(0.03)

WEIGHTED AVERAGE BASIC COMMON SHARES OUTSTANDING	31,136,931		31,054,533

DILUTED INCOME (LOSS) PER SHARE:
INCOME (LOSS) FROM CONTINUING OPERATIONS	$0.02		$(0.03)
INCOME FROM DISCONTINUED OPERATIONS	$—		$0.00

NET INCOME (LOSS)	$0.02		$(0.03)

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING	31,265,800		$31,054,533

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200    FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Fifty-Two Weeks Ended
	January 29, 2011		January 30, 2010
NET REVENUES	$220,697	100.0%	$223,866	100.0%
Cost of goods sold	147,242	66.7%	145,605	65.0%

GROSS PROFIT	73,455	33.3%	78,261	35.0%

Selling, general and administrative expenses	95,746	43.4%	94,939	42.4%
Impairment of goodwill and long-lived assets	7,611	3.4%	454	0.2%
Other operating income	(475)	-0.2%	(1,265)	-0.6%

TOTAL OPERATING EXPENSES	102,882	46.6%	94,128	42.0%

OPERATING LOSS	(29,427)	-13.3%	(15,867)	-7.1%
Interest expense, net	(353)	-0.2%	(235)	-0.1%

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(29,780)	-13.5%	(16,102)	-7.2%
Benefit for income taxes	(8,137)	-3.7%	(5,662)	-2.5%

LOSS FROM CONTINUING OPERATIONS	$(21,643)	-9.8%	$(10,440)	-4.7%

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	0.0%	16	0.0%

NET LOSS	$(21,643)	-9.8%	$(10,424)	-4.7%

BASIC AND DILUTED (LOSS) INCOME PER SHARE:

LOSS FROM CONTINUING OPERATIONS	$(0.70)		$(0.34)

INCOME FROM DISCONTINUED OPERATIONS	$—		$0.00

NET LOSS	$(0.70)		$(0.34)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING	31,111,878		31,038,999

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200    FAX: 212-590-6580

dELiA*s Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Fifty-Two Weeks Ended
	January 29, 2011	January 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,643)	$(10,424)
Income from discontinued operations	—	16

Loss from continuing operations	(21,643)	(10,440)

Adjustments to reconcile net loss to net cash used in operating activities of continuing operations:
Depreciation and amortization	10,669	10,093
Deferred income taxes	1,138	1,181
Stock-based compensation	827	904
Impairment of goodwill and long-lived assets	7,611	454

Changes in operating assets and liabilities:
Inventories	1,677	240
Prepaid catalog costs and other assets	1,064	(7,180)
Restricted cash	(728)	(7,540)
Income taxes payable	9	(24,510)
Accounts payable, accrued expenses and other liabilities	(8,389)	688

Total adjustments	13,878	(25,670)

Net cash used in operating activities of continuing operations	(7,765)	(36,110)
Net cash provided by operating activities of discontinued operations	—	16

NET CASH USED IN OPERATING ACTIVITIES	(7,765)	(36,094)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(5,819)	(12,571)

NET CASH USED IN INVESTING ACTIVITIES	(5,819)	(12,571)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of mortgage note payable	—	(2,205)
Proceeds from exercise of employee stock options	12	4

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	12	(2,201)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(13,572)	(50,866)
CASH AND CASH EQUIVALENTS, beginning of period	41,646	92,512

CASH AND CASH EQUIVALENTS, end of period	$28,074	$41,646

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200    FAX: 212-590-6580

dELiA*s, Inc.

SELECTED OPERATING DATA

(in thousands, except number of stores)

(unaudited)

	For The Thirteen Weeks Ended			For The Fifty-Two Weeks Ended
	January 29, 2011	January 30, 2010		January 29, 2011		January 30, 2010
Channel net revenues:
Retail	34,906	34,333		122,444		118,484
Direct	32,007	31,968		98,253		105,382

Total net revenues	$66,913	$66,301		$220,697		$223,866

Comparable store sales	(2.3%)	(10.4%)		(4.1%)		(5.9%)

Catalogs mailed	14,142	15,269		42,714		46,059

Inventory—retail	$16,414	$16,507		$16,414		$16,507

Inventory—direct	$15,611	$17,195		$15,611		$17,195

Number of stores:
Beginning of period	115	108		109		97
Opened	—	2	**	9	*	15	**
Closed	1	1	**	4	*	3	**

End of period	114	109		114		109

Total gross sq. ft @ end of period	436.3	417.3		436.3		417.3

*	Totals include one store that was closed, remodeled and reopened in the first quarter of fiscal 2010, and one store that was closed and relocated to an alternative site in the same mall during the second quarter of fiscal 2010.

**	Totals include one store that was closed, remodeled and reopened in the first quarter of fiscal 2009, one store that was relocated to an alternative site in the same mall during the second quarter of fiscal 2009, and one store that was closed and relocated to an alternative site in the same mall during the fourth quarter of fiscal 2009.